UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015 (October 21, 2015)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One North Shore Center, 12 Federal Street	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2015, the Board of Directors of F.N.B. Corporation elected Frank C. Mencini as a non-employee director. Mr. Mencini was also elected to the board of directors of F.N.B.’s principal banking subsidiary, First National Bank of Pennsylvania, on that date. His term as a director on each board will commence on January 1, 2016. Mr. Mencini will serve as a member of the Audit Committee of the F.N.B. Board of Directors.

Mr. Mencini will receive compensation as a non-employee director in accordance with F.N.B.’s non-employee director compensation practices and plans, the components of which are described in F.N.B.’s Proxy Statement for its 2015 Annual Meeting of Shareholders, dated April 1, 2015.

A copy of F.N.B.’s press release announcing the election of Mr. Mencini to F.N.B’s Board of Directors is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated October 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: October 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 27, 2015